UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 7, 2006 (November 5, 2006)
KOS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

FLORIDA	000-22171	65-0670898

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Cedar Brook Drive, Cranbury, NJ	08512-3618

(Address of principal executive offices)	(Zip Code)
Registrants’ telephone number, including area code: (609) 495-0500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     (A) MERGER AGREEMENT
     On November 5, 2006, Kos Pharmaceuticals, Inc. (the “Company”) entered into an agreement and plan of merger (the “Merger Agreement”) with Abbott Laboratories (“Abbott”) and Abbott’s wholly-owned subsidiary, S&G Nutritionals, Inc. (“Merger Sub”), pursuant to which Abbott will commence an offer to purchase all the outstanding shares of the Company (“Company Shares”) at a purchase price of $78 per share in cash (the “Offer”). Following the consummation of the Offer, Merger Sub will merge with and into the Company (the “Merger”). The Merger Agreement includes customary representations, warranties and covenants by the respective parties.
     Consummation of the Offer and the Merger are subject to customary closing conditions, including the expiration or termination of any waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The consummation of the Offer is conditioned on Abbott acquiring a majority of the Company Shares. As the Company’s controlling shareholder, Michael Jaharis, and the other shareholders identified below, who collectively own approximately 53% of the Company Shares, have committed to tender or otherwise sell their Company Shares to Abbott in connection with the Offer, satisfaction of this condition is assured unless the Company’s Board of Directors withdraws its recommendation of the Offer in accordance with the Merger Agreement. If the Company’s Board of Directors withdraws its recommendation, then consummation of the Offer also requires that holders of a majority of the Company Shares owned by shareholders other than Michael Jaharis and the other shareholders identified below tender their shares to Abbott.
     The Merger Agreement provides that upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Abbott a termination fee of $126 million. The Merger Agreement further provides that upon the occurrence of certain events, the Company must reimburse Abbott for reasonable out-of-pocket expenses incurred in connection with the Merger Agreement, in an amount not to exceed $10 million.
     Under a Shareholders Agreement, dated as of November 5, 2006 (the “Shareholders Agreement”), among Abbott and Michael Jaharis, Mary Jaharis, Kathryn Jaharis, Steven Jaharis, Wilson Point Holdings, LP, Kos Investments, Inc., Cubs Management, LLC, Kos Holdings, Inc., Jaharis Holdings, LLC, Steven Jaharis Generational Trust, 2002 Mary Jaharis Grantor Retained Annuity Trust 2, Michael and Mary Jaharis Alaska Community Property Trust, Kathryn Jaharis and Richard Ledes Joint Account, the Jaharis Family Foundation, Inc. and Michael Steven Jaharis Trust 1 (the “Jaharis Shareholders”), the Jaharis Shareholders have committed to accept the Offer and to tender all shares of the Company beneficially owned by them, which represents approximately 35% of the Company’s outstanding shares.

     Concurrently with the closing of the Offer, pursuant to a Stock Purchase Agreement, dated as of November 5, 2006, among Abbott Laboratories, Michael Jaharis, Kathryn Jaharis, Steven Jaharis, Daniel Bell and Steven K. Aronoff (the “Stock Purchase Agreement”), Abbott has agreed to purchase 100% of the outstanding stock of Kos Investments, Inc. (“Kos Investments”), which directly and through a wholly owned subsidiary owns approximately 18% of the Company Shares. The total purchase price for Kos Investments will equal the cash amount that would otherwise have been payable in the Offer for the Company Shares owned by Kos Investments minus any liabilities of Kos Investments. Thus, the Sellers will receive the same consideration for their Shares as all shareholders in the Merger.
     (B) EMPLOYMENT ARRANGEMENTS AND AGREEMENTS
     On November 5, 2006, the Board of Directors authorized the Company to enter into change in control severance agreements with each member of the Company’s senior executive management team (the “Change in Control Severance Agreements”) and, a change in control severance plan covering each of the Company’s employees other than employees party to a Change in Control Severance Agreement (the “Change in Control Severance Plan”). In general, the Change in Control Severance Agreements and the Change in Control Severance Plan provide that in the event of a change in control of the Company and the termination of the covered party without “cause” (or in the event of his or her resignation for “good reason”) (as each term is defined in the respective arrangement), employee would receive certain benefits, including lump-sum cash severance payments and vesting and accelerated vesting of options and restricted stock awards. In addition, on November 5, 2006, the Company entered into a change in control agreement with Michael Jaharis (the “Jaharis Agreement”), which, following the occurrence of a change in control of the Company, entitles Mr. Jaharis to health, welfare, and certain fringe benefits for a period of three years. In addition, the Company will make tax “gross-up” payments to address excise taxes that may be imposed under applicable tax laws.
     The foregoing descriptions of the Merger Agreement, the Shareholders Agreement, the Stock Purchase Agreement, the Change in Control Severance Agreements, the Change in Control Severance Plan, and Jaharis Agreement are qualified in their entirety by reference to the full text of such agreements (or forms thereof) filed as exhibits to this Report, which are incorporated herein by reference.
ITEM 8.01 OTHER EVENTS
     On November 6, 2006, the Company issued a press release announcing the execution of the Merger Agreement. The press release is attached as exhibit 99.3.

NOTICES
The foregoing is neither an offer to purchase nor a solicitation of an offer to sell shares of any class of stock of the Company. Following commencement of the Offer, the Company intends to file a solicitation/recommendation statement on Schedule 14D-9 (the “Schedule 14D-9”) with the US Securities and Exchange Commission (the “SEC”). Investors and security holders are urged to read the Schedule 14D-9, as well as any amendments or supplements to the Schedule 14D-9, when those documents become available because they will contain important information. A free copy of the Schedule 14D-9 and other documents filed with the SEC (once filed) relating to the Offer and the related transactions can be obtained at the SEC’s website at www.sec.gov. The Schedule 14D-9 and other documents filed with the SEC relating to the transaction described above may also be obtained free of charge at the Company’s website at www.kospharm.com or free of charge by contacting the Company at 1 Cedar Brook Drive, Cranbury, New Jersey 08512-3618, Phone: 609-495-0500.
Statements about the expected timing, completion, and effects of the Offer and the Merger and all other statements in this document, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks, and uncertainties that could cause the actual results to differ materially from such forward-looking statements. The Offer and the Merger may not be completed because of a number of factors, including the failure to satisfy the closing conditions. These factors, and other factors that may affect the business or financial results of the Company, are described in the Company’s filings with the SEC, including Items 1A and 7 of the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2005. The Company does not undertake any obligation to update its forward-looking statements to reflect events or circumstances after the date of this document.

     ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(c) Exhibits:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of November 5, 2006, among Abbott Laboratories, S&G Nutritionals, Inc. and Kos Pharmaceuticals, Inc.

10.1	Form Of Change In Control Severance Agreement

10.2	Change In Control Agreement dated as of November 6, 2006, between Kos Pharmaceuticals, Inc. and Michael Jaharis

10.3	Kos Pharmaceuticals Change In Control Severance Plan As Adopted On November 5, 2006

99.1	Stock Purchase Agreement, dated November 5, 2006, among Abbott Laboratories, Michael Jaharis, Kathryn Jaharis, Steven Jaharis, Daniel Bell and Steven K. Aronoff

99.2
Shareholders Agreement, dated as of November 5, 2006, among Abbott Laboratories, Michael Jaharis, Mary Jaharis, Kathryn Jaharis, Steven Jaharis, Wilson Point Holdings, LP, Kos Investments, Inc., Cubs Management, LLC, Kos Holdings, Inc., Jaharis Holdings, LLC, Steven Jaharis Generational Trust, 2002 Mary Jaharis Grantor Retained Annuity Trust 2, Michael and Mary Jaharis Alaska Community Property Trust, Kathryn Jaharis and Richard Ledes Joint Account, the Jaharis Family Foundation, Inc. and Michael Steven Jaharis Trust 1

99.3	Press Release dated November 6, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

KOS PHARMACEUTICALS, INC.,
Date: November 6, 2006	By:	/s/ Andrew I. Koven
		Name:	Andrew I. Koven
		Title:	Executive Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of November 5, 2006, among Abbott Laboratories, S&G Nutritionals, Inc. and Kos Pharmaceuticals, Inc.

10.1	Form Of Change In Control Severance Agreement

10.2	Change In Control Agreement dated as of November 6, 2006, between Kos Pharmaceuticals, Inc. and Michael Jaharis

10.3	Kos Pharmaceuticals Change In Control Severance Plan As Adopted On November 5, 2006

99.1	Stock Purchase Agreement, dated November 5, 2006, among Abbott Laboratories, Michael Jaharis, Kathryn Jaharis, Steven Jaharis, Daniel Bell and Steven K. Aronoff

99.2
Shareholders Agreement, dated as of November 5, 2006, among Abbott Laboratories, Michael Jaharis, Mary Jaharis, Kathryn Jaharis, Steven Jaharis, Wilson Point Holdings, LP, Kos Investments, Inc., Cubs Management, LLC, Kos Holdings, Inc., Jaharis Holdings, LLC, Steven Jaharis Generational Trust, 2002 Mary Jaharis Grantor Retained Annuity Trust 2, Michael and Mary Jaharis Alaska Community Property Trust, Kathryn Jaharis and Richard Ledes Joint Account, the Jaharis Family Foundation, Inc. and Michael Steven Jaharis Trust 1

99.3	Press Release dated November 6, 2006.

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